Life On Earth, Inc. Announces the Release of its New Corporate Presentation.

NEW YORK, NY- June 25, 2018- Life On Earth, Inc. (OTCQB: LFER) (the “Company” or “Life on Earth”), a brand accelerator company in the healthier and functional beverage and snack industry, announced today that it has made available a Corporate Presentation to the public at the following link: https://www.lifeonearthinc.com/pages/investor-relations.

KEY CORPORATE HIGHLIGHTS:

  The Company’s quarterly revenues grew by 21% year over year from 2017 to 2018 and is on track to generate over $8 million in revenues with current brands and distribution. Potential mid-year acquisitions are currently predicted to increase this amount to $13 million.
  Retail distribution has increased. The GRAN NEVADA™ line of drinks is now available in 7 Eleven franchisee stores in Maryland and Northern Virginia. The Company has also announced authorization from the Kroger’s Michigan Division for an initial rollout in 117 of the retailer’s stores in the Upper Midwestern U.S. The Company expects its Victoria Kitchen’s™ products to be available in those Kroger Supermarkets in the next quarter.
  New acquisitions include Giant Beverage Company, Inc. The Company has also entered into a Binding Letter Of Intent to acquire 100% ownership interest in the Chill Group, Inc. (the “Chill Group”) and their flagship brand Just Chill®.

The Company has filed a Form 8-K with the US Securities Exchange Commission “SEC”) in conjunction with this press release and readers can view the full filing on the SEC website or the Company’s Investor Relations section of LFER’s website. Visit: www.lifeonearthinc.com

About Life on Earth, Inc.

Life on Earth, Inc. (“Life on Earth” or the “Company”), a Naturally Better Way™ consumer-based and brand accelerator, is a dynamic and innovative all-natural consumables products company focused, but not limited to the beverage and snack industry. The Company has established a unique business model focused on building brands within the alternative beverage and snack space. The Company’s brand model is complimented by its strong distribution subsidiaries, Energy Source Distributors, Inc. (“ESD”) in California and The Giant Beverage Company, Inc. (“Giant”) in the New York City Metropolitan area. The growth of “game changing” marketing applications, human capital resources and follow-on investments will help Life on Earth deliver a fully integrated platform for the emerging and functional brand category that are good for its consumers as well as the environment. Visit: www.lifeonearthinc.com

SAFE HARBOR ACT

Forward-Looking Statements: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Life on Earth, Inc. (“Life on Earth” or the “Company”) its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy.  The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Life on Earth’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  No information in this press release should be construed in any way whatsoever as an indication of Life on Earth’s future revenues, financial performance or stock price.   Additionally, there are no assurances that the Company will complete its planned mid-year acquisitions. The financial projections contained in the Corporate Presentation are based upon the Company’s past percentage revenue growth, its current brick and mortal model, the Company’s planned digital marketing strategy as an additional revenue generating driver, and future acquisitions. There are no assurances whatsoever that the Company will successfully complete such acquisitions or will be successful in its digital marketing. The financial projections have not been independent verified. Projections are inherently subject to substantial and numerous uncertainties and to a wide variety of significant business, economic and competitive risks. Therefore, the actual results achieved may vary significantly from the forecasts. More information about the potential factors that could affect the business and financial results is and will be included in Life on Earth’s filings with the Securities and Exchange Commission at www.sec.gov.

Investors and Corporate Relations

Contact: info@lifeonearthinc.com

(646) 844 9897